UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2008

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, Continental's operations were negatively impacted by Hurricane Ike. The Company estimates that the total net adverse impact from Hurricane Ike on operating results in the third quarter of 2008 will be approximately $50 million. This is a preliminary estimate and the actual adverse impact of the hurricane may differ from this estimate based on a number of factors, including insurance recoveries and how quickly traffic returns at the carrier's Houston hub.

Prior to Hurricane Ike, the Company believed that, based on its reduction in mainline domestic capacity, it would experience a lower mainline domestic load factor but substantially higher mainline domestic yields for the month of September. The year-over-year domestic mainline RASM trend for September was generally performing according to the Company's expectations prior to the hurricane. However, as a result of the hurricane, Continental suspended service at its Houston hub beginning mid-day on Friday, September 12 through Sunday, September 14, and recommenced service at its Houston hub beginning on Monday, September 15. Much of the City of Houston was without power for the following week and many businesses and schools are just now returning to normal schedules.

This has resulted in Houston load factors being negatively impacted, driven by less-than-expected Houston origin and destination traffic. For the week of September 15, 2008, consolidated Houston origin and destination RPMs were down approximately 22% year-over-year on a 5% ASM reduction. Consequently, domestic mainline RASM performance for the second half of the month has been unfavorable, and will result in lower-than-expected domestic mainline RASM results for the entire month of September. The Company's Newark and Cleveland hubs, despite missing some Houston flow traffic, continue to experience solid year-over-year domestic mainline RASM improvements.

Based on currently available information, the Company anticipates that domestic mainline RASM for the months of October and November will improve by low to mid-teen percentages compared to the same periods last year.

This Current Report on Form 8-K contains forward-looking statements that are not limited to historical facts, but reflect the Company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company's 2007 Form 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the Company's high leverage, the significant cost of aircraft fuel, its transition to a new global alliance, delays in scheduled aircraft deliveries, its high labor and pension costs, service interruptions at one of its hub airports, disruptions to the operations of its regional operators, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats, an economic downturn in the U.S. and global economies and the seasonal nature of the airline business. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this Current Report on Form 8-K, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

September 25, 2008	By /s/ Lori A. Gobillot Lori A. Gobillot Staff Vice President and Assistant General Counsel